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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-59334, 333-49262, 333-92129, 333-69923 and 33-12445 of ACTV, Inc. on Form
S-3 and Registration Statement Nos. 333-58486, 333-54038, 333-91603, 333-06623
and 33-63181 of ACTV, Inc on Form S-8 of our report dated March 25, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142), appearing in this Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
New York, New York


March 28, 2003